UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2021

CYTRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 826-5648

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYTR	OTC Market
Series B Junior Participating Preferred Stock Purchase Rights		OTC Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2021, CytRx Corporation (the “Company”) entered into an Amendment No. 1 (the “Amendment”) with Jerald A. Hammann (“Stockholder”), which amends that certain Cooperation Agreement, effective August 21, 2020, by and between the Company and the Stockholder and his affiliates.

Pursuant to the Amendment, the Company has agreed, among other things, to (i) accept the retirement of one director from the Company’s board of directors (the “Board”), effective at or before the Company’s 2022 Annual Meeting of Stockholders, (ii) fill the vacancy resulting from such retirement by appointing an independent director to the Board to serve in the same class as that in which the retired director served and (iii) take all necessary actions to seek the approval of the Company’s stockholders to declassify the structure of the Board on a rolling basis such that all directors standing for election at and subsequent to the 2026 Annual Meeting of Stockholders shall stand for election to one-year terms.

The Stockholder has agreed to dispose of any of the Company’s securities that entitle him to vote in the election of directors by September 3, 2022. He has also agreed, among other things, to voluntarily dismiss with prejudice his lawsuit filed in the Court of Chancery of the State of Delaware and styled Jerald Hammann v. CytRx Corporation, et al., C.A. No. 2021-0676-PAF (the “Stockholder Litigation”) in its entirety. As of the date of the Amendment, the Stockholder agreed to a general release of claims with respect to the Company and its affiliates and representatives, and the Company agreed to a general release of claims with respect to the Stockholder. In settlement of the Stockholder Litigation and in exchange for the general release of the Company by the Stockholder, the Company agreed to pay a minimal amount to the Stockholder, which is to be paid within five business days following the date on which the Stockholder Litigation has been dismissed.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to the Cooperation Agreement, dated September 2, 2021, by and between CytRx Corporation and Jerald A. Hammann
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION

Date: September 9, 2021	/s/ John Y. Caloz
John Y. Caloz Chief Financial Officer